Exhibit 10.1.30

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE

CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

AMENDMENT NO. 1 TO

THE AMENDED AND RESTATED MANUFACTURING SERVICES AND SUPPLY

AGREEMENT

This Amendment No. 1 to that certain Amended and Restated Manufacturing Services and Product Supply Agreement (this “Amendment No. 1”) is made and entered into as of December 10, 2015 (the “Amendment No. 1 Effective Date”) by and between Qualcomm Technologies, Inc., having a place of business at 5775 Morehouse Drive, San Diego, California, 92121 (“QTI”), and Gogo LLC, a Delaware limited liability company, having a place of business at 111 N. Canal Street, Suite 1500, Chicago, IL 60606 (“Customer”).

RECITALS

A. QTI and Customer entered into that certain Amended and Restated Manufacturing Services and Product Supply Agreement dated as of May 19, 2014, as amended (the “Agreement”).

B. QTI and Customer, now desire to amend the Agreement to reflect certain changes to the terms regarding quantities ordered, EOL, warranty provision and term of the Agreement, among other matters.

C. Unless otherwise stated in this Amendment No. 1, all capitalized terms used herein but not defined herein shall have the meanings attributed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment to the Agreement.

1.1	Amendment of Section 2.3. Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

“2.3 Purchase of Products.

As of the Amendment No. 1 Effective Date, Customer hereby irrevocably commits to order a minimum of [***] additional units of the Product. Concurrent with the execution of Amendment No. 1, Customer will issue to QTI a non-cancelable P.O. for [***] units of the Product at the pricing set forth in Exhibit B (the “Final Purchase Order”) and make timely payment as set forth in Article 4.4 below. On the Amended and Restated Effective Date, Customer irrevocably ordered of [***] units of the Product and issued to QTI the Initial P.O., all of which units have been delivered. Customer has issued follow-on Purchase Orders for a total of [***] units of the Product, of which [***] units have been delivered and the remaining [***] units are currently in process pursuant to the terms set forth in Exhibit B.

Each P.O. issued by Customer and accepted by QTI in writing, and this Agreement, shall constitute the entire agreement between Customer and QTI with respect to the manufacture, purchase, sale and delivery of the Product(s) described in such P.O.”

QTI and Gogo Confidential and Proprietary

1.2	Amendment of Section 2.5. Thomas Kilpatrick, II hereby replaces Paul Mahoobi as QTI’s designated Program Manager.

1.3	Amendment of Section 4.1-4.3. Section 4.1-4.3 of the Agreement is hereby amended and restated in its entirety as follows:

“4.1 Price and Delivery Schedule.

Customer intends to purchase [***] units of Product for QTI’s manufacture hereunder, which includes an additional one time final order of [***] units of New Aircards to be purchased on and after the Amendment No. 1 Effective Date. As of the Amendment No. 1 Effective Date, QTI has delivered an aggregate of [***] units of Product and has [***] units of Product in process pursuant to previously existing accepted Purchase Orders. Unless this Agreement is terminated earlier, QTI shall manufacture and sell the Product to Customer hereunder; provided that (i) QTI uses commercially reasonable efforts to obtain any needed EOL components, as described in Section 9.1or (ii) Customer obtains or is able to identify EOL components for QTI to obtain; provided that any such EOL components obtained by Customer shall meet all applicable quality standards reasonably required by QTI. The price of Product(s) purchased under the Purchase Orders is set forth on Exhibit B and stated in U.S. Dollars. QTI’s prices do not include any applicable sales, use, excise, value-added and/or withholding taxes, customs, duties, fees, freight, insurance and delivery charges, or any other taxes, fees or charges.

4.2 Additional Orders For Product.

From the Amendment No. 1 Effective Date until the last day of the Term, QTI shall not accept Purchase Orders for Product in excess of the Product units set forth in Section 4.1. QTI will use its commercially reasonable efforts to deliver [***] units of Product by [***], [***] units by [***], and the remainder of units at a cadence of a minimum of [***] units per month, and Customer shall specify in writing delivery locations (e.g., Kontron, Honeywell-EMS, Customer’s facility, or another location agreed by the parties) and specific delivery quantities allocated to each Customer division (Business Aviation or Commercial Aviation) shall receive the Products on the Final Purchase Order. Customer shall have the ability to submit updates to the required information in the preceding sentence from time to time by written notice to QTI; provided that any changes to the Final Purchase Order must be approved in writing by QTI. QTI’s approval to such changes will not be unreasonably withheld; provided that the changes requested by Customer do not include reductions to order quantities.

4.3 Payment Terms.

QTI’s payment terms for the Final Purchase Order are: [***]. QTI will invoice Customer [***].”

1.4	Deletion of Sections 4.4.1 and 4.5. Section 4.4.1 and Section 4.5 (Production Halt) of the Agreement are hereby deleted and shall have no further force and effect.

1.5	Amendment of Article 9. Article 9 of the Agreement is hereby amended and restated in its entirety as follows:

“ARTICLE 9. EOL PROCESS.

In order to ensure that QTI has sufficient components to supply the Product to Customer, upon receipt of the Final Purchaser Order, QTI shall procure all Product components (including end-of-life (“EOL”) components) procurement pursuant to this Article 9.

9.1 EOL Process. QTI shall receive EOL material notifications for all components on the Product’s bill of materials. For any QTI-sourced EOL parts, QTI will provide Customer with timely notice on EOL issues, and for all other EOL parts, the Parties will be responsive to Customer’s request for regular calls or meetings.

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In order to ensure that QTI can comply with its Product delivery commitments in Section 4.1, Customer has authorized QTI to purchase all components to support QTI’s Product delivery commitments in Section 4.1 (including EOL components) (the “Component Purchase”).

Customer acknowledges that the quality of these EOL components may vary, and Customer agrees that, if the EOL components fail or cause substandard performance of the Product and QTI is unable to procure replacement EOL components, then QTI (i) shall have no obligation to fulfill any open Purchase Orders for Product that require the use of such EOL components and (ii) shall have the right to terminate this Agreement. Units of Product containing EOL components that are delivered to Customer will be covered by the applicable warranties set forth in Article 12. In addition, in the event that QTI terminates this Agreement pursuant to this Section 9.1, Customer shall reimburse QTI for any unused and unpaid portion of the Component Purchase, and QTI shall deliver (within 30 days of the termination date) to Customer any unused portion of the Component Purchase. Customer and QTI agree that any and all Purchase Orders issued by Customer to QTI before the Amendment Effective Date in order pre-buy EOL components are hereby cancelled.

9.2 Audit. The Parties will jointly conduct quarterly audits for EOL components held by QTI and owned by Customer. Should an audit find a discrepancy of the EOL components actually held by QTI against what Customer actually paid for, then the Parties will agree upon a reasonable plan of mitigation with all lost or stolen parts being replaced by QTI. Customer shall, upon QTI’s request, provide evidence of the invoices for payment of the EOL material.”

1.6	Amendment of Section 12.3.2. The first paragraph of Section 12.3.2 of the Agreement is hereby amended and restated in its entirety as follows:

“12.3.2 Product Warranty - Exclusions. Notwithstanding the foregoing, the Warranty Period for any units of Product delivered after the Amendment No.1 Effective Date shall be under warranty until the date that is ninety (90) days after the date the last shipment of Products under the Final Purchase Order has shipped to Customer from QTI. No warranty, express or implied, shall extend to any Software or any Product which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QTI or QTI’s authorized representative, other than in the standard manufacturing process, or any Software or any Product which has not properly protected from operating conditions outside of QTI product specification PDD: 80-H3633-1. Rev. C or QTI’s product specification for the New Aircard, as applicable. In addition, unless approved in writing by QTI the warranty does not extend to any Product which is attached to or used with accessories, batteries, connectors, cabling or other items not provided or approved by QTI. Product is not specifically warranted to be appropriate for incorporation and use in any other product or for any use prohibited in the applicable Documentation. Customer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein.”

1.7	Amendment of Section 12.3.5. The first paragraph of Section 12.3.5 (Product Warranty - Returned Product Not Covered by Warranty) of the Agreement is hereby amended and restated in its entirety as follows:

“12.3.5 Product Warranty - Returned Product Not Covered by Warranty. In the event Products not covered by warranty can be economically repaired, QTI shall contact Customer for authorization to repair and provide an estimate of the costs therefor, based on the cost of repair plus an Evaluation Fee of One Hundred Twenty dollars (US$120.00). If authorized by Customer, QTI shall attempt to repair such

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Products within the estimate and return same to Customer at Customer’s cost. Customer shall pay for such repair upon invoice from QTI. If QTI is unable to repair non-warranted Products, or Customer does not authorize repair, QTI will return same to Customer at Customer’s cost or scrap the same without liability to Customer. The foregoing obligation will terminate on the date when QTI first delivers to Customer at least [***] units of Product per month pursuant to Section 4.2 (the “Post-Warranty Service Termination Date”); provided, however, QTI shall attempt to repair any Products for which Customer has authorized repair prior to the Post-Warranty Service Termination Date.”

1.8	Amendment of Article 16. Article 16 of the Agreement is hereby amended and restated in its entirety as follows:

“ARTICLE 16. TERM.

This Agreement shall commence on the Effective Date and shall terminate date that is ninety (90) days after the date of the last shipment of Products under the Final Purchase Order has shipped to Customer from QTI (the “Term”).”

1.9	Amendment of Section 17.2. Section 17.2 of the Agreement is hereby amended and restated in its entirety as follows:

“17.2. QTI may terminate this Agreement at any time after the Amendment No. 1 Effective Date if: (a) EOL components fail as described in Section 9.1 or (b) the MegaRF PAs or the QTI PAs fail as described in Section 1.11 of Amendment No. 1.”

1.10	Amendment of Section 17.4. Section 17.4 of the Agreement is hereby amended and restated in its entirety as follows:

“17.4. In the event of termination of this Agreement for any reason, each Party may retain that furnished material of the other Party necessary for maintaining the Product that has already been purchased hereunder and any deployed services associated with such Product. Any use of the other Party’s furnished material for use other than the maintenance of existing Products and services is strictly prohibited. All material held in the possession of the other Party shall continue to be subject to the terms and conditions of the NDA. In addition, QTI shall perform an audit within the ninety (90) days after the termination date of all material bought pursuant to the Component Purchase. The Parties will mutually determine the best method for Customer to transfer such material to Customer. The Parties hereby agree that QTI’s obligation to enter into a Design Transfer Agreement, as described in Section 4.5(c) of the Development Agreement, as amended, is hereby terminated.”

1.11	NRE Payments.

Customer agrees to pay QTI $[***] for non-recurring engineering (NRE) costs related to integrating into the Product new power amplifiers developed by MegaRF Design, LLC (the “MegaRF PAs”). Customer agrees to pay QTI $[***] for NRE costs related to integrating into the Product new power amplifiers developed by QTI (the “QTI PAs”). The NRE payments shall be made according to the following schedule:

i.	[***] shall be payable by Customer to QTI [***].
ii.	[***] shall be paid by Customer to QTI [***].

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Notwithstanding the foregoing, QTI does not warrant that the either the MegaRF PAs or the QTI PAs will operate successfully within the Product. In the event that either the MegaRF PA or the QTI PA solutions fail or cause substandard performance of the Product, QTI shall have the right to terminate this Agreement. In the event that QTI terminates this Agreement pursuant to this section, Customer shall reimburse QTI for any unused portion of the Component Purchase.

Customer acknowledges that Customer shall be responsible for any and all updates to or renewals of regulatory approvals, qualification and certifications of the Product due to the use of the New PAs. Upon request, QTI may provide reasonable assistance, subject to availability of resources.

Section 2. Effectiveness of Agreement; Acknowledgement of Non-Breach. Except as expressly provided herein, nothing in this Amendment No. 1 shall be deemed to waive or modify any of the provisions of the Agreement, or any amendment or addendum thereto. In the event of any conflict between the Agreement, this Amendment No. 1 or any other amendment or addendum thereof, the document later in time shall prevail. Each Party acknowledges and agrees that, as of the Amendment No. 1 Effective Date, the other Party has not materially breached any obligation under the Agreement, and that it has no knowledge of any other basis for termination of the Agreement.

Section 3. Counterparts and Facsimile Delivery. This Amendment No. 1 may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment No. 1 when a duly authorized representative of each Party has signed a counterpart. The Parties may sign and deliver this Amendment No. 1 by facsimile transmission. Each Party agrees that the delivery of this Amendment No. 1 by facsimile shall have the same force and effect as delivery of original signatures and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Amendment No. 1 by all Parties to the same extent that an original signature could be used.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first written above.

QUALCOMM TECHNOLOGIES, INC.		GOGO LLC

By:	/s/ Barbara Noerenberg	By:	/s/ Patrick J. Walsh
Name:	Barbara Noerenberg	Name:	Patrick J. Walsh
Title:	Vice President	Title:	SVP, Engineering

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